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                                                                     EXHIBIT 3.2


                      AMENDMENTS TO THE RESTATED BY-LAWS OF
                       HUTCHINSON TECHNOLOGY INCORPORATED,
                APPROVED BY RESOLUTION OF THE BOARD OF DIRECTORS
                                ON JULY 19, 2000

         RESOLVED, that a new Section 1.12 is hereby added to the Restated By-Laws of the Corporation to read in its entirety as follows, effective immediately following the Corporation's annual meeting in January 2001, without further action:

                           Section 1.12 Advance Notice of Shareholder Proposals.
                  As provided in Section 1.06, the business conducted at any special meeting of shareholders of the Corporation shall be limited to the purposes stated in the notice of the special meeting. Notwithstanding anything to the contrary stated in
                  Section 1.02, at any regular meeting of shareholders of the Corporation, only such business (other than the nomination and election of directors, which shall be subject to Section 2.17) may be conducted as shall be appropriate for consideration at the meeting of shareholders and as shall have been brought before the meeting (i) by or at the direction of the Board, or
                  (ii) by any shareholder of the Corporation entitled to vote at the meeting who complies with the notice procedures hereinafter set forth in this Section.

                           (a) Timing of Notice. For such business to be
                  properly brought before any regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. To be timely, a shareholder's notice of any such business to be conducted at a regular meeting other than an annual meeting must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before such regular meeting or, if later, within 10 days after the first public announcement of the date of such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described above.

                           (b) Content of Notice. A shareholder's notice to the
                  Corporation shall set forth as to each matter the shareholder proposes to bring before the regular meeting (i) a brief description of the business desired to be brought



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                  before the meeting and the reasons for conducting such
                  business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class or series (if any) and number of shares of the Corporation that are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal.

                           (c) Consequences of Failure to Give Timely Notice.
                  Notwithstanding anything in these By-Laws to the contrary, no business (other than the nomination and election of directors) shall be conducted at any regular meeting except in accordance with the procedures set forth in this Section. The officer of the Corporation chairing the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Section and, if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these By-Laws.

                           (d) Public Announcement. For purposes of this Section
                  and Section 2.17, "public announcement" means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Section 1.06.

                           (e) Compliance with Law. Notwithstanding the
                  foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of Minnesota law and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

         RESOLVED, that a new Section 2.17 is hereby added to the Restated By-Laws of the Corporation to read in its entirety as follows, effective immediately following the Corporation's annual meeting in January, 2001, without further action:

                           Section 2.17 Nomination of Director Candidates. Only
                  persons who are nominated in accordance with the procedures set forth in this Section 2.17 shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of shareholders (i) by or at the direction of the Board, or (ii) by any shareholder of the Corporation entitled to

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                  vote for the election of directors at the meeting who complies with the notice procedures hereinafter set forth in this Section.

                           (a) Timing of Notice. Nominations by shareholders
                  shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of nominations to be made at an annual meeting of shareholders must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders of the Corporation is called in accordance with Section 1.03 for the purpose of electing one or more directors to the Board or if a regular meeting other than an annual meeting is held, for a shareholder's notice of nominations to be timely it must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described above.

                           (b) Content of Notice. A shareholder's notice to the
                  Corporation of nominations for a regular or special meeting of shareholders shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) such person's name, age, business address and residence address and principal occupation or employment,
                  (ii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or that is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (iii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (y) as to the shareholder giving the notice: (i) the name and address, as they appear on the Corporation's books, of such shareholder, (ii) the class or series (if any) and number of shares of the Corporation that are beneficially owned by such shareholder, and (iii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary

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                  of the Corporation the information required to be set forth in a shareholder's notice of nomination that pertains to a nominee.

                           (c) Consequences of Failure to Give Timely Notice.
                  Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The officer of the Corporation chairing the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures described in this Section and, if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.


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